 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Castellum, Inc. of our report dated March 29, 2022, relating to the consolidated financial statements of Castellum, Inc. as of and for the years ended December 31, 2021 and 2020, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

McLean, Virginia

September 2, 2022